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                                 EXHIBIT 23(b)

                        Consent of Arthur Andersen LLP.






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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




ARTHUR ANDERSEN LLP




Atlanta, Georgia
June 3, 1996